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                              FIRST AMERICAN FUNDS
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                SUMMARY OF TERMS
                             [Amended December 2008]

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ELIGIBILITY                      -    All directors of the First American Fund
                                      family that are not employees of U.S.
                                      Bancorp

ACCOUNT CREDITS                  -    Credits are equal to the amount of annual
                                      retainer and meeting fees that the
                                      Director elects to defer into the plan

ENROLLMENT                       -    Written election must be made before first
                                      day of the calendar year affected

                                 -    Enrollment elections remain in effect
                                      until the end of the year in which the
                                      Director revokes or modifies the election

                                 - Investment elections may be changed at any time.

MINIMUM ELECTION                 -    Directors must elect to defer at least
                                      $10,000 into the plan in any year in which the Director elects to participate

ACCOUNT ADJUSTED VALUE           -    Account value is adjusted as if invested
                                      (in 10% increments) in selected menu of
                                      open-end First American Funds designated by the Director

                                 - Each investment election applies to future contributions and existing Account balances

                                 -    Accounts are rebalanced when a new
                                      investment election is made. In addition, if no new investment election is made for the start of a year, existing Account is rebalanced to the most recent prior election.

VESTING                          -    All amounts are 100% vested

FORM OF DISTRIBUTION             -    Cash

                                 -    Three forms are available:

                                      -    Five substantially equal annual
                                           installments

                                      -    Ten substantially equal annual
                                           installments

                                      -    Single lump sum

                                 -    Changes in the form of distribution
                                      previously elected are subject to certain limitations set forth in the Plan.

WHEN DISTRIBUTIONS COMMENCE      -    As soon as administratively feasible
                                      following the earliest of:

                                      -    The Director's death

                                      -    The Director's removal or resignation
                                           from the Board

                                      -    Termination of the Plan (if
                                           consistent with then-current tax law
                                           interpretations)
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INCOME DEFERRAL                  -    Tax is deferred until distribution is
                                      available

                                 -    Distributions are ordinary income

OBLIGATION OF THE COMPANY        -    Accounts under the plan are obligations of
                                      the Funds

ASSIGNMENT                       -    Account cannot be assigned or pledged

BENEFICIARIES                    -    Director may designate beneficiaries to
                                      receive Account after death

ADMINISTRATION                   -    Administered by FAF Advisors, Inc.
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